UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 30, 2007

IKON Office Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-5964	23-0334400
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Valley Stream Parkway, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-408-7427

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On May 30, 2007, IKON Office Solutions, Inc. ("Company") identified an inconsistency between slides 46 and 51 presented at its May 9, 2007 Investor Conference. Slide 51 accurately reflected the Company’s projected Free Cash Flow generation range of $180 - $250 Million for fiscal years 2007 through 2008. For clarification purposes, slide 46 has been updated to accurately reflect the Company's projected Free Cash Flow range for fiscal year 2007 of $80 - $120 Million, and will be available on the Company's Investor Relations homepage at www.ikon.com.

This clarification does not otherwise modify any other information contained in the Investor Conference Presentation. Such information is only accurate as of the date thereof and may only be updated, amended, supplemented or otherwise altered by subsequent presentations, reports and/or filings by the Company.

This report includes information that may constitute forward-looking statements within the meaning of the federal securities laws, including statements relating to our expected cash flow from continuing operations for fiscal year 2007. Although the Company believes the expectations contained in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove correct. Such forward-looking statements are based upon management's current plans or expectations and are subject to a number of risks and uncertainties, including, but not limited to the risks and uncertainties set forth in filings with the Securities and Exchange Commission. As a consequence of these and other risks and uncertainties, the Company's current plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKON Office Solutions, Inc.

May 30, 2007	By:	Mark A. Hershey

Name: Mark A. Hershey
Title: Senior Vice President, General Counsel and Secretary